EXHIBIT 99.1

Two River Bancorp Reports 2019 Third Quarter Financial Results

TINTON FALLS, N.J., Oct. 22, 2019 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq: TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank"), today reported financial results for the third quarter and nine months ended September 30, 2019.

2019 Third Quarter Financial Highlights
(comparisons to 2018 third quarter)

  Announced the signing of a definitive merger agreement with OceanFirst Financial Corp. (NASDAQ:OCFC) (“OceanFirst”), parent company of OceanFirst Bank N.A. (“OceanFirst Bank”).
  Net income was $2.1 million, or $0.24 per diluted share, as the Company incurred $828,000, or $662,000 after-tax, in expenses relating to the Company’s pending merger with OceanFirst and a $411,000, or $288,000 after-tax, write-down on an OREO property. These expenses impacted several metrics within the quarter and year-to-date.
  Excluding the aforementioned expenses, 2019 third quarter net income was $3.1 million, or $0.35 per diluted share.
  Return on average assets was 0.73%, compared to 1.04%
  Return on average equity was 6.84%, compared to 9.98%
  Net interest margin decreased 15 basis points to 3.40%
  Efficiency ratio(1) was 70.22%, compared to 61.78%

(Totals at September 30, 2019; comparisons to December 31, 2018)

  Total loans were $959.9 million, an increase of $38.6 million, or 5.6% annualized
  Total deposits were $963.3 million, an increase of $45.9 million, or 6.7% annualized
  Total assets were $1.147 billion, compared to $1.096 billion
  Tangible book value per share(2) increased to $12.08, compared to $11.43

(1) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.
(2) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Management Commentary
William D. Moss, Chairman, President, and CEO, stated, “We were pleased to report solid core profitability and book value growth despite higher expenses related to the Company’s pending merger and write-down on one of our OREO properties. Our loan growth of $6.8 million for the quarter was tempered by larger than expected payoffs, much of which is the result of the completion and ultimate sale of several construction loan projects.”

Dividend Information
On October 16, 2019, the Company's Board of Directors declared a quarterly cash dividend of $0.07 per share, payable on November 29, 2019 to shareholders of record as of the close of business on November 6, 2019. This marks the 27th consecutive quarterly cash dividend.

Key Quarterly Performance Metrics						9 Mo.	9 Mo.
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	Ended	Ended
	2019	2019	2019	2018	2018	9/30/2019	9/30/2018
Net Income (in thousands)	$2,115	$3,048	$2,783	$3,046	$2,834	$7,946	$8,160
Earnings per Common Share – Diluted	$0.24	$0.35	$0.32	$0.35	$0.33	$0.91	$0.94
Return on Average Assets	0.73%	1.07%	1.01%	1.10%	1.04%	0.93%	1.03%
Return on Average Tangible Assets(1)	0.74%	1.08%	1.02%	1.11%	1.06%	0.95%	1.04%
Return on Average Equity	6.84%	10.18%	9.59%	10.52%	9.98%	8.84%	9.91%
Return on Average Tangible Equity(1)	8.03%	11.98%	11.33%	12.49%	11.90%	10.41%	11.86%
Net Interest Margin	3.40%	3.54%	3.60%	3.56%	3.55%	3.51%	3.59%
Efficiency Ratio(2)	70.22%	59.58%	59.95%	60.69%	61.78%	63.20%	61.99%
Non-Performing Assets to Total Assets	0.33%	0.37%	0.39%	0.18%	0.18%	0.33%	0.18%
Allowance as a % of Loans	1.23%	1.23%	1.22%	1.24%	1.26%	1.23%	1.26%

(1)  Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

Loan Composition
The components of the Company’s loan portfolio at September 30, 2019 and December 31, 2018 are as follows:

	(in thousands)
	September 30, 2019	December 31, 2018	% Change
Commercial and industrial	$107,944	$109,362	(1.3)%
Real estate – construction	144,577	144,865	(0.2)%
Real estate – commercial	579,214	552,549	4.8%
Real estate – residential	98,047	84,123	16.6%
Consumer	30,791	31,144	(1.1)%
Unearned fees	(709)	(742)	(4.5)%
	959,864	921,301	4.2%
Allowance for loan losses	(11,811)	(11,398)	3.6%
Net Loans	$948,053	$909,903	4.2%

Deposit Composition
The components of the Company’s deposits at September 30, 2019 and December 31, 2018 are as follows:

	(in thousands)
	September 30, 2019	December 31, 2018	% Change
Non-interest-bearing	$179,610	$176,655	1.7%
NOW accounts	201,924	193,347	4.4%
Savings deposits	251,217	258,666	(2.9)%
Money market deposits	35,775	43,936	(18.6)%
Listed service CD’s	44,016	39,807	10.6%
Time deposits / IRA	177,350	130,863	35.5%
Wholesale deposits	73,405	74,080	(0.9)%
Total Deposits	$963,297	$917,354	5.0%

2019 Third Quarter Financial Review

Net Income
Net income for the three months ended September 30, 2019 decreased 25.4% to $2.1 million, or $0.24 per diluted common share, compared to $2.8 million, or $0.33 per diluted common share, for the same period last year. The decrease was largely due to merger related expenses of $828,000 and a $411,000 write-down on an OREO property, which was partially offset by lower FDIC insurance expense.

On a linked quarter basis, third quarter 2019 net income decreased 30.6% compared to the second quarter of 2019.

Net Interest Income
Net interest income for the quarter ended September 30, 2019 was $9.2 million, an increase of 1.4% compared to $9.1 million in the corresponding prior year period. This was largely due to an increase of $58.9 million, or 5.8%, in average interest-earning assets, primarily attributable to growth in the loan portfolio.

Net Interest Margin
The Company reported a net interest margin of 3.40% for the third quarter of 2019, compared to 3.54% in the second quarter of 2019 and 3.55% reported for the third quarter of 2018. The decline from both prior periods was primarily due to higher cost of funds.

Non-Interest Income
Non-interest income for the quarter ended September 30, 2019 decreased to $1.1 million, compared to $1.4 million in the corresponding prior year period. This 17.0% decrease was largely the result of lower gains on the sale of SBA loans and lower other loan fees, primarily due to higher loan prepayment fees in the prior year.  These decreases were partially offset by both higher mortgage banking revenues and other income.

On a linked quarter basis, non-interest income decreased 8.7%, from the second quarter of 2019, mainly due to lower gains on the sale of SBA loans.

Non-Interest Expense
Non-interest expense for the quarter ended September 30, 2019 totaled $7.3 million, an increase of $808,000, or 12.5%, from the $6.5 million reported in same period in 2018, primarily due to expenses relating to the Company’s pending merger with OceanFirst, and the aforementioned write-down of an OREO property. During the current quarter, no FDIC insurance expense was recorded, as compared to $128,000 in the same prior year period. The FDIC notified the Bank that it was eligible for small bank assessment credits since the Deposit Insurance Fund reserve ratio of 1.40% at June 30, 2019 exceeded the 1.38% level. As such, the total credit awarded to the Bank was $252,000, which more than covered the September 30, 2019 payment of $117,000. Accordingly, no expense was incurred during the third quarter. The Company’s efficiency ratio was 70.22% for the quarter, compared to 61.78% for the same period in 2018.

On a linked quarter basis, non-interest expense increased $915,000, or 14.4%, mainly due to the same reasons as noted above.

Income Tax Expense
The Company’s effective tax rate was 28.5% for the three months ended September 30, 2019, compared to 26.3% for the same period last year mainly due to the non-deductibility of certain merger related expenses. The Company recognized a $29,000 tax benefit related to the accounting treatment of equity-based compensation in the third quarter of 2019, compared to a $35,000 benefit in the same period last year.

At the present time, the Company is anticipating a 2019 effective tax rate of 28%.

Provision for Loan Losses
During the quarter, a provision for loan losses of $125,000 was expensed, compared to $150,000 in the same prior year period. The majority of the third quarter 2019 provision was to support loan growth. The Company had $2,000 and $39,000 in net loan recoveries during the third quarter of 2019 and 2018, respectively.

2019 Nine Month Financial Review

Net Income
Net income for the nine months ended September 30, 2019 was $7.9 million, or $0.91 per diluted share, compared to $8.2 million, or $0.94 per diluted share, in the same prior year period. This decrease was due to the same reasons noted earlier in the third quarter review.

Net Interest Income
For the first nine months of 2019, net interest income increased 4.2% to $28.0 million from $26.9 million in the prior year period. This was largely due to an increase of $64.2 million, or 6.4%, in average interest-earning assets, primarily attributable to growth in the loan portfolio.

Net Interest Margin
The net interest margin for the first nine months of 2019 was 3.51%, compared to 3.59% in the prior year period, primarily due to higher cost of funds.

Non-Interest Income
For the nine months ended September 30, 2019, non-interest income decreased $648,000, or 15.6%, to $3.5 million from the same period in 2018 mainly due to the same reasons noted earlier in the third quarter review.

Non-Interest Expense
For the nine months ended September 30, 2019, non-interest expense increased $679,000, or 3.5%, to $19.9 million, compared to $19.2 million the same period last year mainly due to the same reasons noted earlier in the third quarter review. The efficiency ratio for the nine months ended September 30, 2019 was 63.20% compared to 61.99% in the same prior year period.

Income Tax Expense
For the nine months ended September 30, 2019, the effective tax rate was 27.4%, compared to 26.0% for the same period last year. The Company recorded a $67,000 tax benefit related to the accounting treatment of equity-based compensation, as compared to $168,000 for the same period last year.

Provision for Loan Losses
For the first nine months of 2019, a provision of $650,000 was expensed, compared to $775,000 for the same prior year period. The Company had $237,000 and $53,000 in net loan charge-offs for the first nine months of 2019 and 2018, respectively.

Financial Condition / Balance Sheet

At September 30, 2019, the Bank maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Bank’s Tier 1 capital to average assets ratio was 10.07%, its common equity Tier 1 capital to risk weighted assets ratio was 11.30%, its Tier 1 capital to risk weighted assets ratio was 11.30%, and its total capital to risk weighted assets ratio was 12.47%.

Total assets as of September 30, 2019 were $1.147 billion, compared to $1.096 billion at December 31, 2018 and $1.086 million as of September 30, 2018.

Total loans as of September 30, 2019 were $959.9 million, compared to $921.3 million at December 31, 2018 and $900.9 million as of September 30, 2018.

Total deposits as of September 30, 2019 were $963.3 million, compared to $917.4 million as of December 31, 2018 and $905.7 million as of September 30, 2018. Core checking deposits at September 30, 2019 were $381.5 million, compared to $370.0 million at December 31, 2018 and $369.1 million at September 30, 2018. The Company continues to focus on building core checking account deposit relationships, which can vary from quarter to quarter due to the seasonality in municipal and other relationships.

Allowance for Loan Losses
As of September 30, 2019, the Company's allowance for loan losses was $11.8 million, compared to $11.4 million as of December 31, 2018. The loss allowance as a percentage of total loans was 1.23% at September 30, 2019 compared to 1.24% at December 31, 2018.

Asset Quality
The Company's non-performing assets at September 30, 2019 were $3.8 million, as compared to $4.3 million at June 30, 2019 and $2.0 million at December 31, 2018. Non-performing assets to total assets at September 30, 2019 were 0.33%, compared to 0.37% at June 30, 2019 and 0.18% at December 31, 2018.

Non-accrual loans were $1.3 million at September 30, 2019, compared to $1.4 million at both December 31, 2018 and September 30, 2018. OREO was $2.5 million at September 30, 2019, compared to $585,000 at December 31, 2018 and September 30, 2018. As mentioned earlier, the Company recorded a $411,000 write-down on an OREO property during the quarter.

Troubled debt restructured loan balances amounted to $5.6 million at September 30, 2019, with all but $555,000 performing. This compared to $7.7 million at December 31, 2018 and $6.6 million at September 30, 2018.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Union, Essex, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiver.bank.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, the ability to obtain regulatory approvals and satisfy other closing conditions to the merger with OceanFirst, including approval by shareholders of Two River; the timing of closing the merger; that the merger may not be timely completed, if at all; that prior to the completion of the merger, the Company’s business may not perform as expected due to transaction-related uncertainty or other factors; reputational risks and the reaction of the Company’s stockholders, customers, employees and other constituents to the merger; litigation related to the merger, diversion of management time as a result of matters related to the merger; unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:	Media Contact:
Adam Prior, Senior Vice President	Adam Cadmus, Marketing Director
The Equity Group Inc.	Two River Community Bank
Phone: (212) 836-9606	Phone: (732) 982-2167
Email: aprior@equityny.com	Email: acadmus@tworiverbank.com

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months and Nine Months Ended September 30, 2019 and 2018
(in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018		2019	2018
INTEREST INCOME:
Loans, including fees	$11,707	$10,656		$34,750	$30,720
Securities:
Taxable	293	274		922	861
Tax-exempt	224	280		697	842
Interest-bearing deposits	260	132		663	293
Total Interest Income	12,484	11,342		37,032	32,716
INTEREST EXPENSE:
Deposits	2,981	1,924		8,170	4,923
Securities sold under agreements to repurchase	10	14		30	43
Federal Home Loan Bank ("FHLB") and other borrowings	99	136		332	382
Subordinated debt	166	165		497	495
Total Interest Expense	3,256	2,239		9,029	5,843
Net Interest Income	9,228	9,103		28,003	26,873
PROVISION FOR LOAN LOSSES	125	150		650	775
Net Interest Income after Provision for Loan Losses	9,103	8,953		27,353	26,098
NON-INTEREST INCOME:
Service fees on deposit accounts	197	236		536	713
Mortgage banking	373	239		1,077	986
Other loan fees	155	378		453	626
Earnings from investment in bank owned life insurance	127	133		398	395
Gain on sale of SBA loans	42	203		378	921
Net realized gain on sale of securities	-	-		1	-
Other income	230	166		670	520
Total Non-Interest Income	1,124	1,355		3,513	4,161
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,756	4,024		11,539	11,919
Occupancy and equipment	1,076	966		3,148	3,099
Professional	355	432		1,261	1,260
Insurance	70	59		201	180
FDIC insurance and assessments	-	128		238	374
Advertising	90	90		280	280
Data processing	209	184		571	510
Outside services fees	65	89		179	250
OREO expenses, impairment and sales, net	448	7		298	(8)
Loan workout expenses	8	28		17	124
Merger related expenses	828		-	828	-
Other operating	364	454		1,358	1,251
Total Non-Interest Expenses	7,269	6,461		19,918	19,239
Income before Income Taxes	2,958	3,847		10,948	11,020
Income Tax Expense	843	1,013		3,002	2,860
Net Income	$2,115	$2,834		$7,946	$8,160
Earnings Per Common Share:
Basic	$0.25	$0.33		$0.92	$0.96
Diluted	$0.24	$0.33		$0.91	$0.94
Weighted average common shares outstanding:
Basic	8,619	8.513		8,605	8,489
Diluted	8,720	8,700		8,721	8,695

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2019	2018
ASSETS
Cash and due from banks	$28,416	$24,067
Interest-bearing deposits in bank	35,004	24,059
Cash and cash equivalents	63,420	48,126

Securities available for sale	21,031	24,407
Securities held to maturity	39,935	47,455
Equity securities	2,582	2,451
Restricted investments, at cost	6,772	6,082
Loans held for sale	1,357	1,496
Loans	959,864	921,301
Allowance for loan losses	(11,811)	(11,398)
Net loans	948,053	909,903

OREO	2,501	585
Bank owned life insurance	22,315	22,098
Premises and equipment, net	6,658	5,917
Operating right-of-use asset	4,698	-
Accrued interest receivable	2,560	2,583
Goodwill	18,109	18,109
Other assets	7,003	7,207

TOTAL ASSETS	$1,146,994	$1,096,419

LIABILITIES
Deposits:
Non-interest-bearing	$179,610	$176,655
Interest-bearing	783,687	740,699
Total Deposits	963,297	917,354

Securities sold under agreements to repurchase	15,084	19,402
FHLB and other borrowings	19,700	22,500
Subordinated debt	9,951	9,923
Accrued interest payable	81	119
Lease liability	4,833	-
Other liabilities	10,676	10,623

Total Liabilities	1,023,622	979,921

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 9,076,305 and 8,935,437 at September 30, 2019 and December 31, 2018, respectively
Outstanding – 8,715,338 and 8,606,992 at September 30, 2019 and December 31, 2018, respectively	81,405	80,481
Retained earnings	45,355	39,109
Treasury stock, at cost; 360,967 and 328,445 shares at September 30, 2019 and December 31, 2018	(3,135)	(2,647)
Accumulated other comprehensive loss	(253)	(445)
Total Shareholders' Equity	123,372	116,498

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$1,146,994	$1,096,419

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
Selected Consolidated Earnings Data:	2019	2019	2018	2019	2018
Total Interest Income	$12,484	$12,479	$11,342	$37,032	$32,716
Total Interest Expense	3,256	3,047	2,239	9,029	5,843
Net Interest Income	9,228	9,432	9,103	28,003	26,873
Provision for Loan Losses	125	100	150	650	775
Net Interest Income after Provision for Loan Losses	9,103	9,332	8,953	27,353	26,098
Other Non-Interest Income	1,124	1,232	1,355	3,513	4,161
Other Non-Interest Expenses	7,269	6,354	6,461	19,918	19,239
Income before Income Taxes	2,958	4,210	3,847	10,948	11,020
Income Tax Expense	843	1,162	1,013	3,002	2,860
Net Income	$2,115	$3,048	$2,834	$7,946	$8,160

Per Common Share Data:
Basic Earnings	$0.25	$0.35	$0.33	$0.92	$0.96
Diluted Earnings	$0.24	$0.35	$0.33	$0.91	$0.94
Book Value	$14.16	$14.03	$13.27	$14.16	$13.27
Tangible Book Value(1)	$12.08	$11.93	$11.16	$12.08	$11.16
Average Common Shares Outstanding (in thousands):
Basic	8,619	8,596	8,513	8,605	8,489
Diluted	8,720	8,709	8,700	8,721	8,695

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Total Assets	$1,146,994	$1,153,797	$1,140,521	$1,096,419	$1,086,299
Investment Securities and Restricted Stock	70,320	76,373	77,904	80,395	91,296
Total Loans	959,864	953,080	948,493	921,301	900,895
Allowance for Loan Losses	(11,811)	(11,684)	(11,582)	(11,398)	(11,390)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	963,297	972,592	959,655	917,354	905,745
Repurchase Agreements	15,084	14,162	15,185	19,402	22,153
FHLB and Other Borrowings	19,700	20,700	20,700	22,500	24,500
Subordinated Debt	9,951	9,942	9,932	9,923	9,914
Shareholders' Equity	123,372	121,416	119,156	116,498	113,891

Asset Quality Data (by Quarter)
(dollars in thousands)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Nonaccrual Loans	$1,341	$1,346	$3,908	$1,390	$1,390
OREO	2,501	2,912	585	585	585
Total Non-Performing Assets	3,842	4,258	4,493	1,975	1,975

Troubled Debt Restructured Loans:
Performing	5,025	4,969	6,726	6,842	5,678
Non-Performing	555	555	711	877	877

Non-Performing Loans to Total Loans	0.14%	0.14%	0.41%	0.15%	0.15%
Non-Performing Assets to Total Assets	0.33%	0.37%	0.39%	0.18%	0.18%
Allowance as a % of Loans	1.23%	1.23%	1.22%	1.24%	1.26%

Capital Ratios
	September 30, 2019				December 31, 2018
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	10.41%	9.27%	10.41%	12.56%	10.14%	9.10%	10.14%	12.34%
Two River Community Bank	11.30%	10.07%	11.30%	12.47%	11.09%	9.95%	11.09%	12.26%
"Well capitalized" institution (under prompt corrective action regulations.)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well capitalized” under the Federal Reserve definitions for bank holding companies, the Company is only required to have a Tier 1 Capital to Risk Weighted Assets ratio of at least 6.00% and a Total Capital to Risk Weighted Assets ratio of at least 10.00%.

Net Loan Charge-offs
(dollars in thousands)
	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2019	2019	2019	2018	2018	2019	2018
Net loan (charge-offs) recoveries:
Charge-offs	$-	$-	$(247)	$-	$-	$(247)	$(127)
Recoveries	2	2	6	8	39	10	74
Net loan (charge-offs) recoveries	$2	$2	$(241)	$8	$39	$(237)	$(53)
Net loan (charge-offs) recoveries to average loans (annualized)	0.00%	0.00%	(0.10)%	0.00%	0.02%	(0.03)%	(0.01)%

Consolidated Average Balance Sheets & Yields With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	September 30, 2019			September 30, 2018
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$46,051	$260	2.24%	$26,337	$132	1.99%
Investment securities	74,158	517	2.79%	93,341	554	2.37%
Loans, net of unearned fees(1) (2)	955,354	11,707	4.86%	896,999	10,656	4.71%

Total Interest-Earning Assets	1,075,563	12,484	4.60%	1,016,677	11,342	4.43%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,735)			(11,341)
All other assets	92,141			75,038

Total Assets	$1,155,969			$1,080,374

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$206,541	461	0.89%	$201,026	320	0.63%
Savings deposits	248,914	665	1.06%	267,025	568	0.84%
Money market deposits	36,851	21	0.23%	48,606	22	0.18%
Time deposits	304,869	1,834	2.39%	213,872	1,014	1.88%
Securities sold under agreements to repurchase	13,451	10	0.30%	18,389	14	0.30%
FHLB and other borrowings	19,763	99	1.99%	27,870	136	1.94%
Subordinated debt	9,948	166	6.67%	9,911	165	6.66%

Total Interest-Bearing Liabilities	840,337	3,256	1.54%	786,699	2,239	1.13%

Non-Interest-Bearing Liabilities:
Demand deposits	176,982			171,729
Other liabilities	16,006			9,314

Total Non-Interest-Bearing Liabilities	192,988			181,043

Stockholders’ Equity	122,644			112,632

Total Liabilities and Shareholders’ Equity	$1,155,969			$1,080,374

NET INTEREST INCOME		$9,228			$9,103

NET INTEREST SPREAD(3)			3.06%			3.30%

NET INTEREST MARGIN(4)			3.40%			3.55%

(1)  Included in interest income on loans are loan fees.
(2)  Includes non-performing loans.
(3)  The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields With Resultant Interest and Average Rates

	Nine Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2019			September 30, 2018
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$37,164	$663	2.39%	$21,923	$293	1.79%
Investment securities	76,925	1,619	2.81%	95,574	1,703	2.38%
Loans, net of unearned fees(1) (2)	951,073	34,750	4.89%	883,436	30,720	4.65%

Total Interest-Earning Assets	1,065,162	37,032	4.65%	1,000,933	32,716	4.37%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,625)			(11,097)
All other assets	87,535			74,168

Total Assets	$1,141,072			$1,064,004

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$208,155	1,296	0.83%	$219,242	937	0.57%
Savings deposits	251,672	1,893	1.01%	259,365	1,415	0.73%
Money market deposits	39,020	64	0.22%	53,413	70	0.18%
Time deposits	285,112	4,917	2.31%	190,520	2,501	1.76%
Securities sold under agreements to repurchase	14,101	30	0.28%	19,734	43	0.29%
FHLB and other borrowings	22,040	332	2.01%	26,862	382	1.90%
Subordinated debt	9,939	497	6.67%	9,902	495	6.67%

Total Interest-Bearing Liabilities	830,039	9,029	1.45%	779,038	5,843	1.00%

Non-Interest-Bearing Liabilities:
Demand deposits	174,968			165,778
Other liabilities	15,883			9,094

Total Non-Interest-Bearing Liabilities	190,851			174,872

Shareholders’ Equity	120,182			110,094

Total Liabilities and Shareholders’ Equity	$1,141,072			$1,064,004

NET INTEREST INCOME		$28,003			$26,873

NET INTEREST SPREAD(3)			3.20%			3.37%

NET INTEREST MARGIN(4)			3.51%			3.59%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2019	2019	2019	2018	2018	2019	2018
Total shareholders' equity	$123,372	$121,416	$119,156	$116,498	$113,891	$123,372	$113,891
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$105,263	$103,307	$101,047	$98,389	$95,782	$105,263	$95,782

Common shares outstanding	8,715	8,657	8,668	8,607	8,584	8,715	8,584
Book value per common share	$14.16	$14.03	$13.75	$13.54	$13.27	$14.16	$13.27

Book value per common share	$14.16	$14.03	$13.75	$13.54	$13.27	$14.16	$13.27
Effect of intangible assets	(2.08)	(2.10)	(2.09)	(2.11)	(2.11)	(2.08)	(2.11)
Tangible book value per common share	$12.08	$11.93	$11.66	$11.43	$11.16	$12.08	$11.16

Return on average assets	0.73%	1.07%	1.01%	1.10%	1.04%	0.93%	1.03%
Effect of average intangible assets	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%
Return on average tangible assets	0.74%	1.08%	1.02%	1.11%	1.06%	0.95%	1.04%

Return on average equity	6.84%	10.18%	9.59%	10.52%	9.98%	8.84%	9.91%
Effect of average intangible assets	1.19%	1.80%	1.74%	1.97%	1.92%	1.57%	1.95%
Return on average tangible equity	8.03%	11.98%	11.33%	12.49%	11.90%	10.41%	11.86%